UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 27, 2007

Cirrus Logic, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-17795	77-0024818
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2901 Via Fortuna, Austin, Texas		78746
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	512-851-4000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 29, 2007, Cirrus Logic, Inc. announced that it has named Mr. Tim Turk as its Vice President of Worldwide Sales. Mr. Turk will be responsible for managing Cirrus Logic’s global team of direct sales, representatives and distribution partners, cultivating continued strong customer relationships and driving revenue growth. Mr. Turk has broad experience in sales and marketing leadership positions, and a proven track record in developing multiple strategic accounts in markets such as automotive, industrial, computing, networking, and aerospace. Mr. Turk served 20 years in sales and operations with Cypress Semiconductor, including as vice president of Strategic Accounts from 1997-2004 and later as vice president of Worldwide Sales and Sales Operations from 2004-2006. He also served eight years in sales and marketing at Harris Corporation in Melbourne, Fla. Mr. Turk most recently served as vice president of Sales for Avnera Corporation, where he was instrumental in quickly achieving numerous customer design wins and significant revenue growth for the Portland, Ore.-based startup company.

A copy of the press release which announced Mr. Turk’s appointment is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be furnished and shall not be deemed to be "filed" for purposes of the Securities Exchange Act of 1934, as amended.

99.1 Cirrus Logic, Inc. press release dated August 29, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cirrus Logic, Inc.

August 29, 2007	By:	Thurman K. Case

Name: Thurman K. Case
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Cirrus Logic, Inc. press release dated August 29, 2007